SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2004

BIO-IMAGING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-11182	11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 NEWTOWN-YARDLEY ROAD, NEWTOWN, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(267) 757-3000

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Institutional Shareholder Services (“ISS”) requested that Bio-Imaging Technologies, Inc. provide ISS with additional information about tax fees that Bio-Imaging Technologies, Inc. reported in its proxy statement for its 2004 Annual Meeting of Shareholders. ISS further requested that Bio-Imaging Technologies, Inc. publish this information either in a Form 8-K filing or in a press release. The following is the information we provided to ISS:

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth fees billed by PricewaterhouseCoopers LLP for services rendered for the fiscal year ended December 31, 2003:

Audit Fees	$159,700

Audit-Related Fees	21,200

Tax Fees-Preparation and Compliance	199,104

Total Audit, Audit Related And Tax Preparation And Compliance Fees	380,004

Other Non-audit Fees:

Tax Fees-Other	—

All Other Fees	—

Total-Other Fees	—

Total-Fees	$380,004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.

Dated: April 28, 2004	By:	/s/ Ted I. Kaminer
	Name:	Ted I. Kaminer
	Title:	Senior Vice President and Chief Financial Officer